UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 22, 2005

Heritage Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	0-11255	54-1234322
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 East Plume Street, Norfolk, Virginia	23510
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 757-523-2600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a) On December 22, 2005, Witt Mares, PLC (“Witt Mares”) notified the President & CEO and the Chairman of the Audit Committee of Heritage Bankshares, Inc. (the “Company”) that it would decline to stand for reappointment as the Company’s independent registered public accounting firm for the year ending December 31, 2006. Witt Mares indicated that it was declining to stand for reappointment due to the fact that it will not have an SEC engagement partner available for the Company’s 2006 audit when, pursuant to Rule 2.01(c)(6) of Regulation S-X, Witt Mares’ SEC engagement partner currently assigned to the Company’s account will be required to rotate off the account.

As previously announced, the Company is in the process of restating its annual financial statements for the years ended December 31, 2003 and December 31, 2002, as well as its unaudited financial statements for 2004 (collectively, the “Restated Financial Statements”). As a result, the Company has not yet filed its Form 10-KSB for the fiscal year ended December 31, 2004 or its Forms 10-QSB for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005.

Witt Mares has agreed to continue to serve as the Company’s independent registered public accounting firm relative to the Restated Financial Statements. Witt Mares also has offered to serve as the Company’s independent registered accounting firm relative to the Company’s financial statements for the fiscal year ending December 31, 2005 and assist in facilitating a transition to a successor firm of independent accountants.

Witt Mares performed audits on the Company’s financial statements for the fiscal years ended December 31, 2003 and December 31, 2002. Witt Mares reports did not contain an adverse opinion or a disclaimer of opinion, and were not modified as to uncertainty, audit scope or accounting principles. As noted above, the Company has not released audited financial statements for the fiscal year ended December 31, 2004 and is restating its annual financial statements for 2003 and 2002.

As of December 22, 2005, the Company had not engaged independent accountants for fiscal year 2006 or asked Witt Mares to stand for reappointment. Witt Mares’ decision to decline to stand for reappointment for fiscal year 2006 was neither recommended nor approved by the Board of Directors or the Audit Committee of the Company. Witt Mares’ offer to serve as independent accountants for the year ending December 31, 2005 has not, as of the date of filing this Form 8-K, been recommended or approved by the Audit Committee or the Board of Directors of the Company.

During the fiscal years ended December 31, 2003 and 2002, and up to December 22, 2005,

•	there have been no disagreements with Witt Mares on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Witt Mares, would have caused Witt Mares to make reference to the subject matter of the disagreement(s) in connection with its reports for such years, and

•	there were no “reportable events” as identified in Item 304(a)(1)(iv)(B) of Regulation S-B.

Witt Mares has not yet completed its audit nor issued its report for the fiscal year ended December 31, 2004.

The Company provided Witt Mares with a copy of this Form 8-K prior to its filing with the Securities and Exchange Commission and requested that Witt Mares furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated December 29, 2005 is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

16.1 Letter from Witt Mares to the Securities and Exchange Commission dated December 29, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heritage Bankshares, Inc.
(Registrant)

Date: December 29, 2005

/s/ John O. Guthrie
John O. Guthrie
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
16.1	Letter from Witt Mares to the Securities and Exchange Commission dated December 29, 2005